Exhibit 99.1
NEWS RELEASE
Release Date:	Tuesday, October 26, 2010

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702
Oneida Financial Corp. Reports 2010 Third Quarter Operating Results (unaudited)
Oneida, NY, October 26, 2010 — Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced third quarter operating results. Net income for the three months ended September 30, 2010 was $815,000, or $0.11 diluted earnings per share, compared to $696,000, or $0.10 diluted earnings per share, for the three months ended September 30, 2009. The increase in net income during the respective third quarter periods is primarily the result of an increase net interest income, an increase in non-interest income and a decrease in net investment, partially offset by a decrease in the positive change in fair value of trading securities, an increase in the provision for loan losses, an increase in non-interest expenses and an increase in income tax provision.
Net income for the nine months ended September 30, 2010 was $2.3 million or $0.31 diluted earnings per share, as compared with $2.9 million or $0.40 diluted earnings per share for the same period in 2009. Net income from operations for the nine months ended September 30, 2010, excluded non-cash gains and losses, as referenced in the table below, was $3.8 million or $0.53 per diluted share. This compares to net income from operations for the nine months ended September 30, 2009 of $2.9 million or $0.41 per diluted share. The increase in net income from operations was primarily due to an increase in net interest income, an increase in non-interest income and an increase in gains from the sale of investments, partially offset by an increase in the provision for loan losses, an increase in non-interest expense and an increase in the provision for income taxes.
Key items for third quarter 2010 include:
•
The Company announced the results of the stock offering related with the reorganization of Oneida Financial Corp. from a mutual holding company to a fully public stock holding company. Gross stock offering proceeds of $31.5 million were received and the reorganization was completed on July 7, 2010.

•
The Bank is well capitalized at September 30, 2010 with a Tier 1 leverage ratio of 9.36% and a total risk-based capital ratio of 15.02%. The Company’s average equity ratio as a percent of average assets was 13.19% at September 30, 2010 compared to 9.84% at June 30, 2010.

•
Net interest income was $4.6 million for the three months ended September 30, 2010 compared to $4.4 million for the three months ended September 30, 2009. Net interest margin was 3.39% for the third quarter of 2010 compared to 3.73% for the third quarter of 2009.

•
Non-interest income was $5.2 million for the three months ended September 30, 2010 compared to $4.8 million for the three months ended September 30, 2009. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $306,000 to $3.8 million in the third quarter of 2010 compared to $3.5 million in the comparable 2009 period.

•
Non-cash increase in the fair value recognized on trading (equity) securities was $409,000 for the three months ended September 30, 2010 compared to a non-cash increase of $739,000 for the three months ended September 30, 2009. Non-cash impairment charges of $649,000 were recorded in the third quarter 2010 on certain investment securities compared with $956,000 in non-cash charges recorded in the third quarter of 2009.

•
Noninterest expense increased to $8.4 million for the three months ended September 30, 2010 compared to $8.0 million for the comparable period in 2009. This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

•
Deposits increased $55.4 million to $534.4 million at September 30, 2010 compared to $479.0 million at September 30, 2009. Total borrowings outstanding decreased 45.2% to $17.0 million at September 30, 2010 from $31.0 million at September 30, 2009.

•	Total equity has increased $31.8 million to $88.9 million at September 30, 2010 from $57.1 million at September 30, 2009.
Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to have completed our corporate reorganization and related stock offering in early July of this year. Our stock offering enjoyed wide support and participation from depositors, board members, employees, local businesses and individuals and the broader investment community.” Kallet continued, “The new capital raised will allow Oneida Financial Corp. to continue deploying our business strategies which position us as a diversified banking and financial services company. Oneida Savings Bank is pleased to report a record level of assets and deposits at September 30, 2010, while our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., are on track for a record revenue year in 2010.” Kallet concluded, “Oneida Financial Corp. appreciates the support we have received from our customers and stockholders over the past decade as a mutual holding company and we look forward to our continued shared success as a fully public stockholder-owned company.”

Net Interest Income and Margin
Third quarter 2010 compared with third quarter 2009
Net interest income was $4.6 million for the third quarter of 2010, an $186,000 increase from the third quarter of 2009. The net interest margin was 3.39% for the third quarter of 2010, compared to 3.73% for the third quarter of 2009. The yield on interest-earning assets has decreased 82 basis points to 4.41% partially offset by an increase in average interest-earning assets of $69.0 million. For the same period, the cost of interest-bearing deposits decreased 38 basis points to 1.02% while average interest-bearing deposits increased $47.7 million. The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $11.6 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 46 basis points to 1.17% for the third quarter of 2010 as compared to the third quarter of 2009.
Third quarter 2010 compared with linked quarter ended June 30, 2010
Net interest income for the quarter ended September 30, 2010, increased $180,000 from the quarter ended June 30, 2010. The increase in net interest income reflects our increased level of average interest earning assets partially offset by a decrease in our net interest margin of 1 basis point from 3.40% for the quarter ended June 30, 2010. The yield on interest-earning assets decreased 12 basis points from 4.53% from the quarter ended June 30, 2010 while the cost of interest-bearing liabilities decreased 7 basis points from 1.24% during the second quarter of 2010.
Year-to-date comparison 2010 to 2009
On a fiscal year-to-date basis, net interest income increased $565,000 for the nine-month period ended September 30, 2010, as compared to the same period in 2009. The increase in net interest income is the result of an increase in average interest-earning assets of $57.3 million to $524.6 million for the nine months ended September 30, 2010 from the same period in 2009 partially offset by a decrease in net interest margin of 25 basis points from 3.65% to 3.40%.
Provision for loan losses
Third quarter 2010 compared with third quarter 2009
During the third quarter of 2010, the Company made a $650,000 provision for loan losses as compared with $400,000 in provision for loan losses during the third quarter of 2009. The increase in provision for loan losses during the third quarter of 2010 is primarily the result of the Company increasing a specific reserve to $2.2 million for an impaired unsecured commercial loan with a principal balance of $2.2 million. Net charge-offs during the current quarter were $3,000. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. The Company continues to report an overall low level of net loan charge-offs as compared to its peers. The ratio of the loan loss allowance to loans receivable was 1.44% at September 30, 2010 compared to 0.97% at September 30, 2009.

Third quarter 2010 compared with linked quarter ended June 30, 2010
The provision for loan losses increased by $350,000 during the third quarter of 2010 as compared with the linked prior quarter. The Company continued to increase a specific reserve for an unsecured commercial loan deemed fully impaired at the end of the current quarter. Non-performing loans to total loans were 0.80% at September 30, 2010 as compared with 1.01% at June 30, 2010. The ratio of the loan loss allowance to loans receivable was 1.44% at September 30, 2010 compared to 1.19% at June 30, 2010.
Year-to-date comparison 2010 to 2009
Provision for loan losses totaled $1.4 million for the nine months ended September 30, 2010 as compared with $560,000 in the same period of 2009.
Noninterest Income
Third quarter 2010 compared with third quarter 2009
Noninterest income totaled $5.2 million for the third quarter of 2010, an increase of $427,000 or 8.9% from $4.8 million in the third quarter of 2009. The increase was primarily due to an increase of $306,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries. The increase in non-interest income was also supported by an increase in loan sale and servicing income, which totaled $348,000 in the third quarter of 2010 as compared with $202,000 in the third quarter of 2009. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has decreased in the current quarter as compared with the 2009 period, however, the decrease in market interest rates has resulted in an increase in the profit realized upon the sale of these loans.
Third quarter 2010 compared with linked quarter ended June 30, 2010
Noninterest income decreased $485,000 from $5.7 million on a linked-quarter basis, reflecting a seasonal decrease in commissions and fees on the sales of non-bank products partially offset by an increase in loan sale and servicing income in the third quarter of 2010.
Year-to-date comparison 2010 to 2009
Noninterest income totaled $16.8 million for the nine months ended September 30, 2010 as compared with $15.4 million in the same period of 2009, an increase of 9.2%.
Net Investment Gains (Losses)
Third quarter 2010 compared with third quarter 2009
Net investment losses of $112,000 were recorded in the third quarter of 2010 compared with net investment losses of $648,000 in the third quarter of 2009. During the third quarter of 2010 eight trust preferred securities were reviewed for other-than-temporarily-impairment. The Company recorded a non-cash charge of $620,000 representing the credit impairment on certain securities in the third quarter of 2010 as compared with a non-cash charge of $956,000 in the third quarter of 2009. The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. In addition, the Company recorded a non-cash charge of $28,000 representing the other-than-temporary impairment of a privately-issued collateralized mortgage obligation. Partially offsetting the non-cash impairment charges during the third quarter of 2010 were investment gains resulting from the Company’s decision to realize a portion of the appreciation in its mortgage-backed and investment securities portfolio, monetizing other comprehensive income and reducing prepayment risk during the third quarter of 2010. These factors resulted in net gains realized of $536,000 during the three months ended September 30, 2010.

Third quarter 2010 compared with linked quarter ended June 30, 2010
During the linked quarter ended June 30, 2010, the Company realized net investment gains of $381,000 as the Company recorded non-cash impairment charges of $61,000 representing the credit impairment on one trust preferred securities and one privately-issued collateralized mortgage obligation owned by the Company offset in part by investment gains of $442,000 realized in its mortgage-backed and investment securities portfolio.
Year-to-date comparison 2010 to 2009
For the nine months ended September 30, 2010 the Company has recorded net investment losses of $413,000 as compared with net investment losses of $874,000 during the nine months ended September 30, 2009. The losses recorded in both periods is the result of non-cash other-than-temporary impairment charges recorded in each period partially offset by gains realized on the sale of mortgage-backed and investment securities.
Change in the Fair Value of Investments
Third quarter 2010 compared with third quarter 2009
The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended September 30, 2010, the market value of the Company’s trading securities increased $409,000 as compared with an increase of $739,000 in the third quarter of 2009. The increase in market value of the Company’s trading securities in the third quarter of 2010 is reflective of the increase in broader equity markets during the period.
Third quarter 2010 compared with linked quarter ended June 30, 2010
During the linked quarter ended June 30, 2010, the Company recorded non-cash charge of $863,000 reflecting the decrease in market value of the Company’s trading securities at the end of the second quarter of 2010.
Year-to-date comparison 2010 to 2009
For the nine month period ended September 30, 2010 a negative net fair value adjustment of $315,000 reflects the decrease in market value of the Bank’s trading securities at September 30, 2010 from the most recent year end. This compares with a net increase in the fair value for the same 2009 period of $1.3 million.

The table below summarizes the Company’s operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.
Reported Results

(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	Year to Date	Year to Date
	Sept 30,	Sept 30,
	2010	2009
Net interest income	$13,357	$12,792
Provision for loan losses	1,350	560
Investment losses	(413)	(874)
Change in fair value of investments	(315)	1,308
Non-interest income	16,756	15,351
Non-interest expense	25,108	24,098
Income tax provision	671	1,040
Net income	$2,256	$2,879
Net income per diluted share	$0.31	$0.40
Operating Results / Non-GAAP

(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	Year to Date	Year to Date
	Sept 30,	Sept 30,
	2010	2009
Net interest income	$13,357	$12,792
Provision for loan losses	1,350	560
Investment gains	1,287	514
Non-interest income	16,756	15,351
Non-interest expense	25,108	24,098
Income tax provision	1,132	1,060
Net income	$3,810	$2,939
Net income per diluted share	$0.53	$0.41
The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess the overall performance of our business in relation to the Company’s ongoing operations.

Noninterest Expense
Third quarter 2010 compared with third quarter 2009
Noninterest expense was $8.4 million for the three months ended September 30, 2010 as compared with $8.0 million during the third quarter of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses combined with an increase in selling expenses.
Third quarter 2010 compared with linked quarter ended June 30, 2010
Noninterest expense increased $114,000 in the third quarter of 2010 as compared with the linked prior quarter. Compensation and employee benefit expense increased by $208,000 as compared with quarter ended June 30, 2010 partially offset by a decrease in other operating expenses.
Year-to-date comparison 2010 to 2009
Noninterest expense totaled $25.1 million for the nine months ended September 30, 2010 as compared with $24.1 million in the same period of 2009. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses.
Income Taxes
The Company’s effective tax rate was 22.9% for the third quarter of 2010 as compared with an effective tax rate of 24.8% for the third quarter of 2009. For the linked quarter ended June 30, 2010, the Company’s effective tax rate was 22.2%. For the nine months ended September 30, 2010 the Company’s effective tax rate was 22.9%. The lower effective tax rate was due changes in the Bank’s tax exempt and tax preferred investment income and overall tax rate in effect for the year.
Key Balance Sheet Changes at September 30, 2010
•
Deposit accounts were at the record level of $534.4 million at September 30, 2010, an increase of $13.1 million from June 30, 2010. The increase in deposits in the current quarter was primarily the result of an increase in municipal deposits concurrent with the seasonal tax collections. Total deposits increased $55.4 million from September 30, 2009, an increase of $18.6 million in retail deposits combined with an increase of $36.8 million in municipal deposits over the past twelve months.

•
Net loans receivable totaled $285.4 million at September 30, 2010 compared to $291.3 million at June 30, 2010 and $295.4 million at September 30, 2009. The decrease in net loan balances reflects the Company’s continued loan sales activity. The Company has sold $31.7 million in fixed rate residential loans during the trailing twelve months ended September 30, 2010.

•
Investment and mortgage-backed securities totaled $226.7 million at September 30, 2010, an increase of $28.5 million from June 30, 2010, and an increase of $62.5 million from September 30, 2009. The increase in investment and mortgage-backed securities is primarily the result of the increase in collateral for municipal deposit accounts and a decrease in loans receivable.

•
The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows. Borrowings outstanding were $17.0 million at September 30, 2010 a decrease of $14.0 million from September 30, 2009.

•
Total equity at September 30, 2010 was $88.9 million, an increase of $28.2 million from June 30, 2010 and an increase of $31.8 million from September 30, 2009. Net proceeds from the Company’s stock offering completed on July 7, 2010 provided $29.0 million in additional capital during the current quarter. The increase in total equity is also the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the declaration of cash dividends during the trailing twelve month period.

About Oneida Financial Corp.
The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management. Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended September 30, 2010 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2010	2010	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$647,926	$613,310	$596,265	$590,506	$574,126
Cash and cash equivalents	44,942	32,235	42,282	39,537	26,914
Loans receivable, net	285,384	291,267	293,024	295,839	295,384
Mortgage-backed securities	74,252	73,133	65,401	65,737	75,605
Investment securities	152,449	125,033	105,403	96,487	88,608
Trading securities	7,283	6,884	7,757	7,627	7,220
Goodwill and other intangibles	24,620	24,721	24,822	24,813	24,929
Interest bearing deposits	468,286	445,166	444,627	426,368	417,401
Non-interest bearing deposits	66,111	76,153	60,889	62,997	61,574
Borrowings	17,000	23,500	23,500	31,000	31,000
Total equity	88,945	60,694	59,699	59,116	57,133

Book value per share (end of period)	$12.44	$8.49	$8.35	$8.29	$8.03
Tangible value per share (end of period)	$9.00	$5.03	$4.88	$4.81	$4.53

	Quarter Ended		Year to Date
Selected Operating Data:	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(in thousands except per share data)	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,187	$4,418	$12,688	$13,309
Interest and dividends on investments	1,823	1,809	5,067	5,349
Interest on fed funds	11	7	28	32

Total interest income	6,021	6,234	17,783	18,690
Interest expense:
Interest on deposits	1,159	1,425	3,585	4,567
Interest on borrowings	234	367	841	1,331

Total interest expense	1,393	1,792	4,426	5,898

Net interest income	4,628	4,442	13,357	12,792
Provision for loan losses	650	400	1,350	560

Net interest income after provision for loan losses	3,978	4,042	12,007	12,232

Net investment losses	(112)	(658)	(413)	(874)

Change in fair value of investments	409	739	(315)	1,308

Non-interest income:
Service charges on deposit accts	630	645	1,964	1,906
Commissions and fees on sales of non-banking products	3,845	3,539	12,942	11,594
Other revenue from operations	746	610	1,850	1,851

Total non-interest income	5,221	4,794	16,756	15,351
Non-interest expense
Salaries and employee benefits	5,404	5,107	15,837	15,088
Equipment and net occupancy	1,196	1,145	3,721	3,551
Intangible amortization	101	116	311	354
Other costs of operations	1,738	1,623	5,239	5,105

Total non-interest expense	8,439	7,991	25,108	24,098

Income before income taxes	1,057	926	2,927	3,919
Income tax provision	242	230	671	1,040

Net income	$815	$696	$2,256	$2,879

Net income per common share (EPS — Basic)	$0.11	$0.10	$0.31	$0.40
Net income per common share (EPS — Diluted)	$0.11	$0.10	$0.31	$0.40
Cash dividends declared	$0.12	$0.24	$0.48	$0.48

	Third	Second	First	Fourth	Third
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2010	2010	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$4,187	$4,183	$4,318	$4,452	$4,418
Interest and dividends on investments	1,823	1,732	1,512	1,854	1,809
Interest on fed funds	11	9	7	5	7

Total interest income	6,021	5,924	5,837	6,311	6,234
Interest expense:
Interest on deposits	1,159	1,197	1,227	1,310	1,425
Interest on borrowings	234	279	329	366	367

Total interest expense	1,393	1,476	1,556	1,676	1,792

Net interest income	4,628	4,448	4,281	4,635	4,442
Provision for loan losses	650	300	400	200	400

Net interest income after provision for loan losses	3,978	4,148	3,881	4,435	4,042

Net investment (losses) gains	(112)	381	(681)	(633)	(658)

Change in fair value of investments	409	(863)	139	417	739

Non-interest income:
Service charges on deposit accts	630	712	622	709	645
Commissions and fees on sales of non-banking products	3,845	4,435	4,662	4,243	3,539
Other revenue from operations	746	559	544	581	610

Total non-interest income	5,221	5,706	5,828	5,533	4,794
Non-interest expense
Salaries and employee benefits	5,404	5,196	5,237	5,337	5,107
Equipment and net occupancy	1,196	1,251	1,274	1,197	1,145
Intangible amortization	101	101	108	116	116
Other costs of operations	1,738	1,777	1,725	1,697	1,623

Total non-interest expense	8,439	8,325	8,344	8,347	7,991

Income before income taxes	1,057	1,047	823	1,405	926
Income tax provision	242	233	196	171	230

Net income	$815	$814	$627	$1,234	$696

Net income per common share ( EPS — Basic )	$0.11	$0.11	$0.09	$0.17	$0.10
Net income per common share ( EPS — Diluted)	$0.11	$0.11	$0.09	$0.17	$0.10
Cash dividends declared	$0.12	$0.12	$0.24	$0.00	$0.24

	At	At	At	At	At
Selected Financial Ratios (1)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
and Other Data	2010	2010	2010	2009	2009
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
Performance Ratios:
Return on average assets	0.51%	0.53%	0.42%	0.86%	0.49%
Return on average equity	3.90%	5.41%	4.21%	8.54%	5.00%
Return on average tangible equity	5.54%	9.19%	7.22%	14.95%	9.07%
Interest rate spread (2)	3.24%	3.30%	3.26%	3.69%	3.60%
Net interest margin (3)	3.39%	3.40%	3.39%	3.79%	3.73%
Efficiency ratio (4)	84.66%	81.99%	82.54%	82.09%	86.52%
Non-interest income to average assets	3.30%	3.73%	3.91%	3.84%	3.40%
Non-interest expense to average assets	5.33%	5.44%	5.60%	5.79%	5.66%
Average interest-earning assets as a ratio of average interest-bearing liabilities	115.59%	109.28%	108.51%	108.78%	109.32%
Average equity to average total assets	13.19%	9.84%	9.99%	10.02%	9.87%
Equity to total assets (end of period)	13.73%	9.90%	10.01%	10.01%	9.95%
Tangible equity to tangible assets	10.32%	6.11%	6.10%	6.06%	5.86%

Asset Quality Ratios:
Nonperforming assets to total assets (5)	1.24%	1.45%	0.90%	0.41%	0.40%
Nonperforming loans to total loans	0.80%	1.01%	0.11%	0.18%	0.09%
Net charge-offs to average loans	0.00%	0.05%	0.00%	0.06%	0.06%
Allowance for loan losses to loans receivable, net	1.44%	1.19%	1.13%	0.98%	0.97%
Allowance for loan losses to nonperforming loans	176.30%	115.57%	1041.01%	526.50%	1110.04%

Bank Regulatory Capital Ratios:
Total capital to risk weighted assets	15.02%	11.25%	11.04%	10.73%	10.30%
Tier 1 capital to risk weighted assets	14.02%	10.39%	10.21%	10.00%	9.58%
Tier 1 capital to average assets	9.36%	7.05%	7.08%	7.19%	7.03%

1 —	Ratios are annualized where appropriate.

2 —	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

3 —	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

4 —
The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains (losses) and changes in the fair value of trading securities.

5 —	Non-performing assets include non-performing loans and non-accrual trust preferred securities.